Billtrust Reports Fourth Quarter and Full Year 2021 Financial Results
Exceeds Fourth Quarter and Full Year Financial Expectations; Introduces 2022 Full Year Guidance
Further Expands International Footprint with Acquisition of Order2Cash
•Fourth quarter and full year software and payments segment revenue up 25% and 28%, respectively
•Fourth quarter gross margin, excluding depreciation & amortization, up 380 bps; adjusted gross margin up 290 bps

LAWRENCEVILLE, NJ, March 1, 2022 – BTRS Holdings Inc. ("Billtrust" or "the Company") (NASDAQ: BTRS), a B2B accounts receivable automation and integrated payments leader, today announced financial results for its fourth quarter ended December 31, 2021.

"We had an amazing quarter to finish the year with great execution across the business, as evidenced by our strong 25.1% year-over-year software and payments segment revenue growth in the fourth fiscal quarter—and 28.0% for full year 2021," said Flint Lane, Founder and CEO of Billtrust. “With secular AR digitization trends firmly intact, our core software and payments segment again outperformed and our integrated payments capabilities are driving improved transaction economics across our platform.”

Financial Highlights for the Fourth Quarter Ended December 31, 2021, as Compared to the Same Period in 2020

GAAP Metrics

•Total revenue increased 10.9% year-over-year to $42.9 million compared to $38.7 million for the same period in 2020.
•Software and payments segment revenue increased 25.1% year-over-year to $27.6 million, compared to $22.1 million for the same period in 2020.
•Gross profit, excluding depreciation and amortization, increased 18.5% year-over-year to $25.1 million, compared to $21.2 million for the same period in 2020.
•Gross margin excluding depreciation and amortization expanded by 380 basis points to 58.5% compared to 54.7% for the same period in 2020, driven by improved operating leverage and an increasing mix of software and payments segment revenue.
•Net loss was $16.5 million, compared to a net loss of $4.3 million for the same period in 2020.

Non-GAAP and Key Operating Metrics

•Total Payment Volume (“TPV”), the dollar value of customer payment transactions that Billtrust processes on its platform during a particular period, increased by 45% year-over-year to $22.9 billion, up from $15.7 billion for the same period in 2020.
•Net revenue increased 15.4% year-over-year to $34.1 million, up from $29.6 million for the same period in 2020.
•Adjusted gross profit increased 20.0% year-over-year to $25.5 million compared to $21.3 million for the same period in 2020.
•Adjusted gross margin expanded by 290 basis points to 74.7% compared to 71.8% for the same period in 2020.

•Adjusted EBITDA was $(7.0) million, compared to positive $0.2 million for the same period in 2020, due to higher operating expenses from increased investments in sales, marketing, research and development, and increased public company costs.
Financial Highlights for the Full Year Ended December 31, 2021, as Compared to the Same Period in 2020

GAAP Metrics

•Total revenue increased 14.2% year-over-year to $166.4 million compared to $145.7 million in 2020.
•Software and payments segment revenue increased 28.0% year-over-year to $103.9 million compared to $81.2 million in 2020.
•Gross profit, excluding depreciation and amortization, increased 24.3% year-over-year to $94.5 million compared to $76.0 million in 2020.
•Gross margin excluding depreciation and amortization expanded by 460 basis points to 56.8% compared to 52.2% in 2020, driven by improved operating leverage and an increasing mix of software and payments segment revenue.
•Net loss was $61.2 million, compared to $17.0 million in 2020, due to higher operating expenses, which includes a $21.6 million increase in stock-based compensation expense.

Non-GAAP and Key Operating Metrics
•TPV increased by 42% year-over-year to $77.7 billion, up from $54.7 billion in 2020.
•Net revenue increased 21.2% year-over-year to $131.6 million, up from $108.6 million in 2020.
•Adjusted gross profit increased 26.1% year-over-year to $96.2 million, compared to $76.3 million in 2020.
•Adjusted gross margin expanded by 280 basis points to 73.1% compared to 70.3% in 2020.
•Adjusted EBITDA was $(13.7) million, compared to $(2.2) million in 2020, due to higher operating expenses from increased investments in sales, marketing, research and development, and increased public company costs in 2021.

Recent Business Highlights

•Committed our capital towards international expansion via the acquisition of two complementary European businesses: iController (closed October 2021) and Order2Cash (closed February 2022).
•Card payments were a key contributor to Q4's financial outperformance: Direct Card Revenue (DCR) from card payments on our electronic payments processing platforms grew 64% year-over-year in Q421.
•Business Payments Network (BPN) growth remained strong in Q4 (BPN TPV +99% year-over-year). We continue to expand participation on both sides of the network, as evidenced by our recent announcement that Coupa has joined BPN as a payment provider and referral partner.

Full Year 2022 Outlook

Billtrust is providing the following financial guidance for the full year 2022:

•Total revenue in a range between $195 million and $207 million, including reimbursable costs revenue of $30 million to $36 million.
•Net revenue between $165 million and $171 million, which at the midpoint of $168 million represents annual growth of approximately 28%.

•Software and Payments segment revenue between $133 million and $139 million, which at the midpoint of $136 million represents annual growth of approximately 31%.
•Adjusted gross profit between $121 million to $126 million, which at the midpoint of $123.5 million represents annual growth of 28%.
•Adjusted gross margin between 73.2% to 73.8%, which at the midpoint of 73.5% represents annual expansion of 40 bps.
•Adjusted EBITDA between $(14) million to $(16) million, which at the midpoint of ($15 million) represents (9%) adjusted EBITDA margin, or a year over margin expansion of 150 bps.

Net revenue, adjusted gross profit, adjusted gross margin, adjusted EBITDA, adjusted EBITDA margin and direct card revenue are non-GAAP measures. An explanation of these measures and how they are calculated can be found under the heading “Non-GAAP Financial Measures” in the Company's most recently filed the prospectus/offer to exchange dated December 16, 2021 or in the attached reconciliations. Reconciliations of these historical non-GAAP measures to the most directly comparable historical financial measures prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") are included in the tables at the end of this press release. With respect to the Company's expectations under "Full Year 2022 Outlook" above, reconciliation of net revenue, adjusted gross profit, adjusted gross margin, adjusted EBITDA and adjusted EBITDA margin to the comparable U.S. GAAP measure, or non-GAAP adjusted EBITDA to net loss and comprehensive loss is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to certain items excluded from these measures, such as charges related to stock-based compensation expenses, the change in fair value of contingent consideration related to acquisitions and related tax effects, including non-recurring income tax adjustments.

Conference Call

The Company will host a conference call to discuss fourth quarter and full year 2021 financial results today at 4:30 pm ET. Hosting the call will be Flint Lane, Founder and Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call will be available via webcast at investors.billtrust.com under the heading “News & Events.” To participate via telephone, please dial 877-407-3982 (toll free) or 201-493-6780 (international). A replay will be available approximately one hour after the call and can be accessed on the investor relations website or by dialing 844-512-2921 (toll free) or 412-317-6671 (international) using conference ID 13726326. The replay will be available through Tuesday March 15, 2022.

About Billtrust

Billtrust (NASDAQ: BTRS) is a leading provider of cloud-based software and integrated payment processing solutions that simplify and automate B2B commerce. Accounts receivable is broken and relies on conventional processes that are outdated, inefficient, manual, and largely paper based. Billtrust is at the forefront of the digital transformation of accounts receivable, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoice delivery, payments and remittance capture, cash application and collections. For more information, visit Billtrust.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “guidance,” "outlook" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Billtrust’s full year 2022 outlook. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Billtrust’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Billtrust. These forward-looking statements are subject to a number of risks and uncertainties, including Billtrust’s ability to attract and retain customers and expand customers’ use of Billtrust’s services; market, financial, political and legal conditions; the impact of the COVID-19 pandemic on Billtrust’s business and the global economy; risks relating to the uncertainty of the projected financial and operating information with respect to Billtrust; risks related to future market adoption of Billtrust's offerings; risks related to Billtrust's marketing and growth strategies; risks related to expanding Billtrust's operations outside the United States; risks related to Billtrust's ability to acquire or invest in businesses, products, or technologies that may complement or expand its products or platforms, enhance its technical capabilities, or otherwise offer growth opportunities; the effects of competition on Billtrust’s future business; and the risks discussed in Billtrust’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Billtrust’s prospectus/offer to exchange dated December 16, 2021, and other subsequent filings the Company makes with the SEC from time to time, including its Annual Report on Form 10-K for the year ended December 31, 2021. If any of these risks materialize or any of Billtrust’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Billtrust presently does not know of or that Billtrust currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Billtrust’s expectations, plans or forecasts of future events and views as of the date of this press release. Billtrust anticipates that subsequent events and developments will cause Billtrust’s assessments to change. However, while Billtrust may elect to update these forward-looking statements at some point in the future, Billtrust specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Billtrust’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

Some of the financial information contained in this press release has not been prepared in accordance with U.S. GAAP. Such financial information is identified as such within the press release. Billtrust believes that the use of these non-GAAP financial measures provides an additional tool for management and investors to use in evaluating Billtrust’s actual and projected financial condition and operating results and trends in and in comparing Billtrust’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Billtrust does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with U.S. GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and other amounts that are required by U.S. GAAP to be recorded in Billtrust’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and other amounts are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Billtrust presents non-GAAP financial measures in connection with U.S. GAAP results.

•Net revenue is defined as total revenues, less reimbursable costs revenue.
•Adjusted gross profit is defined as total revenues, less total cost of revenues excluding depreciation and amortization, plus stock-based compensation expense included in total cost of revenues.
•Adjusted gross margin is defined as adjusted gross profit divided by total revenues less reimbursable costs revenue or net revenue.
•Adjusted EBITDA is defined as net loss, plus (1) income tax expense (benefit), (2) the change in fair value of financial instruments and other income (expense), including the change in the fair value of liabilities (for earnout shares, warrants, contingent consideration, or other items classified as liabilities), (3) interest expense and loss on extinguishment of debt, (4) depreciation and amortization, (5) stock-based compensation expense, (6) restructuring and severance costs, (7) acquisition and integration costs, and (8) other capital structure transaction costs, minus (9) interest income.

•Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenues less reimbursable costs revenue, or net revenue (non-GAAP).
•Direct card revenue (DCR) is defined as variable transactional revenue associated with card payments on our platforms and related fees. Direct card revenue is a subset of software and payments segment revenue.
•Software & Payments (ex-DCR) revenue is defined as total software & payments segment revenues less direct card revenues.

Investor Contact:
John T. Williams
IR@billtrust.com

Media Contact:
Paul Accardo
PR@billtrust.com

Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:	(in thousands, except per share amounts)
Subscription, transaction, and services	$34,134	$29,591	$131,574	$108,569
Reimbursable costs	8,746	9,064	34,831	37,116
Total revenues	42,880	38,655	166,405	145,685
Cost of revenues:
Cost of subscription, transaction, and services	9,062	8,431	37,043	32,531
Cost of reimbursable costs	8,746	9,064	34,831	37,116
Total cost of revenues, excluding depreciation and amortization	17,808	17,495	71,874	69,647
Operating expenses:
Research and development	14,411	9,208	50,127	36,468
Sales and marketing	10,398	6,125	39,624	23,420
General and administrative	15,516	6,962	48,282	22,188
Depreciation and amortization	1,592	1,401	5,516	5,624
Total operating expenses	41,917	23,696	143,549	87,700
Loss from operations	(16,845)	(2,536)	(49,018)	(11,662)
Other income (expense):
Interest income	91	—	440	18
Interest expense and loss on extinguishment of debt	(5)	(1,256)	(2,952)	(4,661)
Change in fair value of financial instruments and other expense	40	(467)	(9,783)	(518)
Total other income (expense)	126	(1,723)	(12,295)	(5,161)
Loss before income taxes	(16,719)	(4,259)	(61,313)	(16,823)
Income tax expense (benefit)	(243)	54	(113)	204
Net loss	$(16,476)	$(4,313)	$(61,200)	$(17,027)

Net loss per common share, basic and diluted	$(0.10)	$(0.04)	$(0.39)	$(0.17)
Weighted average common shares outstanding, basic and diluted	159,245	99,948	155,066	100,023

Selected Segment Information
(Unaudited)

	Three Months Ended December 31,
	Print	Software and Payments	All other	Consolidated
	(in thousands)
2021
Revenues:
Subscription and transaction	$4,090	$27,600	$—	$31,690
Services and other	—	—	2,444	2,444
Subscription, transaction, and services	4,090	27,600	2,444	34,134
Reimbursable costs	8,746	—	—	8,746
Total revenues	$12,836	$27,600	$2,444	$42,880

2020
Revenues:
Subscription and transaction	$4,487	$22,056	$—	$26,543
Services and other	—	—	3,048	3,048
Subscription, transaction, and services	4,487	22,056	3,048	29,591
Reimbursable costs	9,064	—	—	9,064
Total revenues	$13,551	$22,056	$3,048	$38,655

	Year Ended December 31,
	Print	Software and Payments	All other	Consolidated
	(in thousands)
2021
Revenues:
Subscription and transaction	$17,444	$103,877	$—	$121,321
Services and other	—	—	10,253	10,253
Subscription, transaction, and services	17,444	103,877	10,253	131,574
Reimbursable costs	34,831	—	—	34,831
Total revenues	$52,275	$103,877	$10,253	$166,405

2020
Revenues:
Subscription and transaction	$18,445	$81,164	$—	$99,609
Services and other	—	—	8,960	8,960
Subscription, transaction, and services	18,445	81,164	8,960	108,569
Reimbursable costs	37,116	—	—	37,116
Total revenues	$55,561	$81,164	$8,960	$145,685

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Cash flows from operating activities:
Net loss	$(16,476)	$(4,313)	$(61,200)	$(17,027)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	1,592	1,401	5,516	5,624
Provision for bad debts	110	20	204	61
Loss on extinguishment of debt and amortization of debt discount	—	62	2,799	278
Reduction in carrying amount of operating right-of-use assets	2,628	—	2,628	—
Stock-based compensation expense	5,705	1,076	26,151	3,063
Change in fair value of financial instruments and other income	—	478	9,996	520
Deferred income taxes	(243)	54	(137)	196
Changes in assets and liabilities:
Accounts receivable	(3,871)	(2,954)	(10,420)	(3,413)
Prepaid expenses	1,281	825	(755)	407
Deferred implementation, commissions, and other costs	(1,130)	(542)	(903)	(756)
Other assets (current and non-current)	503	(3,789)	1,399	(4,028)
Accounts payable	230	(545)	786	(1,656)
Accrued expenses and other	2,087	6,290	12,315	11,962
Lease liabilities	(2,920)	—	(2,920)	—
Deferred revenue	10,518	5,756	5,805	4,688
Other liabilities (current and non-current)	235	5	(824)	(136)
Net cash provided by (used in) operating activities	249	3,824	(9,560)	(217)
Cash flows from investing activities:
Purchase of businesses	(56,833)	—	(56,833)	—
Purchases of marketable securities	(40)	—	(45,117)	—
Purchases of property and equipment	(63)	(250)	(1,633)	(1,756)
Net cash used in investing activities	(56,936)	(250)	(103,583)	(1,756)
Cash flows from financing activities:
Proceeds from borrowings, net of costs	—	13	—	49,554
Payments on borrowings	—	(113)	(44,663)	(34,921)
Business Combination and PIPE financing	—	—	349,638	—
Payments of equity issuance costs	—	—	(19,936)	—
Debt extinguishment costs	—	—	(1,565)	—
Payments of deferred purchase consideration	—	524	—	—
Change in customer funds payable	3,253	(1,730)	1,617	(202)
Payments on finance leases	(51)	(58)	(228)	(261)
Proceeds from common stock issued	1,091	1,008	6,742	1,308
Taxes paid on net share issuance of stock-based compensation	(123)	(524)	(4,490)	(524)
Net cash provided by (used in) financing activities	4,170	(880)	287,115	14,954
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(6)	—	(6)	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	(52,523)	2,694	173,966	12,981
Cash, cash equivalents, and restricted cash, beginning of period	265,332	36,149	38,843	25,862
Cash, cash equivalents, and restricted cash, end of period	$212,809	$38,843	$212,809	$38,843

Summary of Cash, Cash Equivalents, Restricted Cash, and
Marketable Securities Balances
(Unaudited, in thousands)

	December 31,
	2021	2020
Summary of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$187,672	$14,642
Customer funds	22,541	20,924
Restricted cash (included in other current assets)	2,596	3,277
Total cash, cash equivalents, and restricted cash	$212,809	$38,843

Cash and cash equivalents	$187,672	$14,642
Marketable securities	45,117	—
Total cash, cash equivalents and marketable securities	$232,789	$14,642

Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Total revenues	$42,880	$38,655	$166,405	$145,685
Less: Reimbursable costs revenue	8,746	9,064	34,831	37,116
Net revenue (non-GAAP)	$34,134	$29,591	$131,574	$108,569

Total revenues	$42,880	$38,655	$166,405	$145,685
Less: Cost of revenue, excluding depreciation and amortization	17,808	17,495	71,874	69,647
Gross profit, excluding depreciation and amortization	25,072	21,160	94,531	76,038
Add: Stock-based compensation expense	426	97	1,710	263
Adjusted gross profit (non-GAAP)	$25,498	$21,257	$96,241	$76,301

Gross margin, excluding depreciation and amortization	58.5%	54.7%	56.8%	52.2%
Adjusted gross margin (non-GAAP)	74.7%	71.8%	73.1%	70.3%

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Net loss	$(16,476)	$(4,313)	$(61,200)	$(17,027)
Income tax expense (benefit)	(243)	54	(113)	204
Change in fair value of financial instruments and other income	(40)	467	9,783	518
Interest expense and loss on extinguishment of debt	5	1,256	2,952	4,661
Interest income	(91)	—	(440)	(18)
Depreciation and amortization	1,592	1,401	5,516	5,624
Stock-based compensation expense	5,705	1,076	26,151	3,063
Restructuring and severance	—	269	251	628
Acquisition and integration expenses	397	—	654	162
Other capital structure transaction costs	2,163	—	2,767	—
Adjusted EBITDA (non-GAAP)	$(6,988)	$210	$(13,679)	$(2,185)

Adjusted EBITDA margin (non-GAAP)	(20.5)%	0.7%	(10.4)%	(2.0)%

Reconciliation of Full Year 2022 Outlook (Mid-point)
(in thousands)

Total revenues	$201,000
Less: Reimbursable costs revenue	33,000
Net revenue (non-GAAP)	$168,000

Adjusted EBITDA (non-GAAP)	$(15,000)

Adjusted EBITDA Margin (non-GAAP)	(8.9)%

Reconciliation of GAAP to Non-GAAP Financial Information Excluding Stock-Based Compensation Expense
(Unaudited)

Three Months Ended December 31, 2021 and 2020

	GAAP		Stock-Based Compensation Expense		Non-GAAP Excluding Stock-Based Compensation Expense
	2021	2020	2021	2020	2021	2020
Revenues:	(in thousands)
Subscription, transaction, and services	$34,134	$29,591	$—	$—	$34,134	$29,591
Reimbursable costs	8,746	9,064	—	—	8,746	9,064
Total revenues	42,880	38,655	—	—	42,880	38,655
Cost of revenues:
Cost of subscription, transaction, and services	9,062	8,431	426	97	8,636	8,334
Cost of reimbursable costs	8,746	9,064	—	—	8,746	9,064
Total cost of revenues, excluding depreciation and amortization	17,808	17,495	426	97	17,382	17,398
Operating expenses:
Research and development	14,411	9,208	1,223	301	13,188	8,907
Sales and marketing	10,398	6,125	772	156	9,626	5,969
General and administrative	15,516	6,962	3,284	522	12,232	6,440
Depreciation and amortization	1,592	1,401	—	—	1,592	1,401
Total operating expenses	41,917	23,696	5,279	979	36,638	22,717
Loss from operations	(16,845)	(2,536)	5,705	1,076	(11,140)	(1,460)
Other income (expense):
Interest income	91	—	—	—	91	—
Interest expense and loss on extinguishment of debt	(5)	(1,256)	—	—	(5)	(1,256)
Change in fair value of financial instruments and other expense	40	(467)	—	—	40	(467)
Total other income (expense)	126	(1,723)	—	—	126	(1,723)
Loss before income taxes	(16,719)	(4,259)	5,705	1,076	(11,014)	(3,183)
Income tax expense (benefit)	(243)	54	—	—	(243)	54
Net loss	$(16,476)	$(4,313)	$5,705	$1,076	$(11,257)	$(3,129)

Reconciliation of GAAP to Non-GAAP Financial Information Excluding Stock-Based Compensation Expense
(Unaudited)

Year Ended December 31, 2021 and 2020

	GAAP		Stock-Based Compensation Expense		Non-GAAP Excluding Stock-Based Compensation Expense
	2021	2020	2021	2020	2021	2020
Revenues:	(in thousands)
Subscription, transaction, and services	$131,574	$108,569	$—	$—	$131,574	$108,569
Reimbursable costs	34,831	37,116	—	—	34,831	37,116
Total revenues	166,405	145,685	—	—	166,405	145,685
Cost of revenues:
Cost of subscription, transaction, and services	37,043	32,531	1,710	263	35,333	32,268
Cost of reimbursable costs	34,831	37,116	—	—	34,831	37,116
Total cost of revenues, excluding depreciation and amortization	71,874	69,647	1,710	263	70,164	69,384
Operating expenses:
Research and development	50,127	36,468	4,749	698	45,378	35,770
Sales and marketing	39,624	23,420	4,048	464	35,576	22,956
General and administrative	48,282	22,188	15,644	1,638	32,638	20,550
Depreciation and amortization	5,516	5,624	—	—	5,516	5,624
Total operating expenses	143,549	87,700	24,441	2,800	119,108	84,900
Loss from operations	(49,018)	(11,662)	26,151	3,063	(22,867)	(8,599)
Other income (expense):
Interest income	440	18	—	—	440	18
Interest expense and loss on extinguishment of debt	(2,952)	(4,661)	—	—	(2,952)	(4,661)
Change in fair value of financial instruments and other expense	(9,783)	(518)	—	—	(9,783)	(518)
Total other expense	(12,295)	(5,161)	—	—	(12,295)	(5,161)
Loss before income taxes	(61,313)	(16,823)	26,151	3,063	(35,162)	(13,760)
Income tax expense (benefit)	(113)	204	—	—	(113)	204
Net loss	$(61,200)	$(17,027)	$26,151	$3,063	$(35,275)	$(13,556)

Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended December 31,	Year Ended December 31,
	(in thousands)
2021
Subscription, transaction and services revenues:
Direct card revenue (DCR)	$4,709	$15,553
Software and payments (ex-DCR) revenue	22,891	88,324
Software and payments segment revenue	$27,600	$103,877

2020
Subscription, transaction and services revenues:
Direct card revenue (DCR)	$2,872	$8,896
Software and payments (ex-DCR) revenue	19,184	72,268
Software and payments segment revenue	$22,056	$81,164

Direct card revenue (DCR) growth	64%	75%
Software and payments (ex-DCR) revenue growth	19%	22%